Registration No. 333-_____



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                             SUPERIOR SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                  Wisconsin
        (State or other jurisdiction              39-1733405
             of incorporation or       (I.R.S. Employer Identification
                organization)                        No.)


         10150 West National Avenue
                  Suite 350
            West Allis, Wisconsin
            (Address of principal                   53227
             executive offices)                   (Zip Code)


               Superior Services, Inc. 1996 Equity Incentive Plan
            Superior Services, Inc. 1993 Incentive Stock Option Plan
                Various Other Individual Employment, Stock Option
                          and Stock Purchase Agreements
                            (Full title of the plan)
                              ____________________

                               Peter J. Ruud, Esq.
                          General Counsel and Secretary
                             Superior Services, Inc.
                           10150 West National Avenue
                                    Suite 350
                          West Allis, Wisconsin  53227
                                 (414) 328-2800

            (Name, address and telephone number, including area code,
                              of agent for service)
                           __________________________


                         CALCULATION OF REGISTRATION FEE

                                    Proposed       Proposed
                                     Maximum        Maximum
       Title of         Amount      Offering       Aggregate      Amount of
     Securities to      to be         Price        Offering     Registration
     be Registered    Registered   Per Share         Price           Fee
     Common Stock,
    $.01 par value    2,602,352    $15.625(1)   $40,661,750(1)     $14,022


   (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Superior Services, Inc. Common Stock on Nasdaq on September 24, 1996.

                        _________________________________

                                Explanatory Note

          This Registration Statement on Form S-8 relates to the following number of shares of Common Stock of Superior Services, Inc. issued or issuable under the following compensatory plans and individual compensation agreements of the Company:

          Document Title                     Shares Registered Hereby

     Superior Services, Inc. 1996
       Equity Incentive Plan . . . . . . . . . . . . .   1,200,000

     Superior Services, Inc. 1993 Incentive
       Stock Option Plan . . . . . . . . . . . . . . .     335,000

      Other Individual Employment, Stock Option
       and Stock Purchase Agreements
       (See Exhibit Index) . . . . . . . . . . . . . .   1,067,352

                                      TOTAL  . . . . .   2,602,352
                                                         =========

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in
   Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.     Incorporation of Documents by Reference.

          The following documents filed with the Commission by Superior Services, Inc. (the "Company") are hereby incorporated herein by reference:

          1. The Company's latest prospectus, included in the Company's Registration Statement on Form S-4 (Registration No. 333-06443), filed on June 20, 1996 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which includes audited financial statements as of and for the year ended December 31, 1995.

          2. All other reports filed since December 31, 1995 by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

          3.   The description of the Company's Common Stock contained in
   Item 1 of the Company's Registration Statement on Form 8-A dated January 9, 1996, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.     Description of Securities.

          Not applicable.

   Item 5.     Interests of Named Experts and Counsel.

          None.

   Item 6.     Indemnification of Directors and Officers.


   Item 7.     Exemption from Registration Claimed.

          Not Applicable.

   Item 8.     Exhibits.

          The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

   Item 9.     Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Allis, State of Wisconsin.

                              SUPERIOR SERVICES, INC.


                              By:/s/ G. William Dietrich
   September 25, 1996            G. William Dietrich
                                 President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of the date set forth above, by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints G. William Dietrich, George K. Farr and Peter J. Ruud, and each of them individually, his attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   /s/ G. William Dietrich
   G. William Dietrich
   President, Chief Executive Officer and Director (principal executive officer)


   /s/ Joseph P. Tate
   Joseph P. Tate
   Chairman of the Board and Director



   /s/ George K. Farr
   George K. Farr
   Chief Financial Officer and Treasurer
   (principal financial and accounting officer)


   /s/ Stephen G. Woodsum
   Stephen G. Woodsum
   Director



   /s/ Donald Taylor
   Donald Taylor
   Director



   /s/ Walter G. Winding
   Walter G. Winding
   Director


   /s/ Gary G. Edler
   Gary G. Edler
   Director



   /s/ Francis J. Podvin
   Francis J. Podvin
   Director

                                  EXHIBIT INDEX

   Exhibit No.                Exhibit

      4.1 Superior Services, Inc. 1996 Equity Incentive Plan. [Incorporated by reference to Exhibit 10.10 to the Company's Form S-1 Registration Statement (No. 333-240) originally filed with the Securities and Exchange Commission on January 11, 1996.]

      4.2 Superior Services, Inc. 1993 Incentive Stock Option Plan. [Incorporated by reference to Exhibit 10.8 to the Company's Form S-1 Registration Statement (No. 333-240) originally filed with the Securities and Exchange Commission on January 11, 1996.]

      4.3 Form of Stock Option Agreement under 1993 Incentive Stock Option Agreement. [Incorporated by reference to Exhibit 10.8 to the Company's Form S-1 Registration Statement (No. 333-240) originally filed with the Securities and Exchange Commission on January 11, 1996.]

      4.4 Form of Nonqualified Stock Option Agreement under 1996 Equity Incentive Plan. [Incorporated by reference to Exhibit 10.9 to the Company's Form S-1 Registration Statement (No. 333-240) originally filed with the Securities and Exchange Commission on January 11, 1996.]

      4.5 Restated Stock Option Agreement with G. William Dietrich dated November 29, 1995. [Incorporated by reference to Exhibit 10.2 to the Company's Form S-1 Registration Statement (No. 333-240) originally filed with the Securities and Exchange Commission on January 11, 1996.]

      4.6 Employment Agreement with Peter J. Ruud dated as of September 1, 1993 and as amended August 15, 1995. [Incorporated by reference to Exhibit 10.3 to the Company's Form S-1 Registration Statement (No. 333-240) originally filed with the Securities and Exchange Commission on January 11, 1996.]

      4.7 Restated Stock Option Agreement with George K. Farr dated November 29, 1995. [Incorporated by reference to Exhibit 10.1 to the Company's Form S-1 Registration Statement (No. 333-240) originally filed with the Securities and Exchange Commission on January 11, 1996.]

      4.8 Amendment dated January 5, 1996 to Series A Convertible Preferred Stock Purchase Agreement.

      4.9 Stock Option Agreement dated January 15, 1995 and associated Settlement Agreement and Release dated April 28, 1996.

      4.10  B. Todd Watermolen Stock Option Agreement.

      4.11  Fred Radandt Stock Option Agreement.

      4.12  Craig Bassuener Stock Option Agreement.

      4.13  Darrel P. Bassuener Stock Option Agreement.

      5     Opinion of Foley & Lardner.

      23.1  Consent of Ernst & Young LLP.

      23.2  Consent of Foley & Lardner (contained in Exhibit 5 hereto).